UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 4, 2011

General Metals Corporation
(Exact name of registrant as specified in its charter)
Delaware	000-30230	65-0488983
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

615 Sierra Rose Drive, Suite 1, Reno, Nevada  89511
(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code(775) 583-4636

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

As set out in our Quarterly Report on Form 10-Q filed on September 20, 2010, on May 15, 2010 the stockholders of our company approved, at an annual and special general meeting, an increase of our authorized capital from 220,000,000 shares of common stock, par value $0.001 to 500,000,000 shares of common stock, par value $0.001. In addition to the increase in authorized capital, our stockholders approved a forward split of our authorized capital and common stock on a basis of 11 new shares for 10 old shares. On June 16, 2010, we effected the increase of our authorized capital from 220,000,000 shares to 500,000,000 shares and further increased the authorized capital to 550,000,000 in connection with the forward split. Our authorized capital now consists of 500,000,000 shares of common stock and 50,000,000 shares of preferred stock.

Item 7.01	Regulation FD Disclosure

The forward split will become effective with the Over-the-Counter Bulletin Board at the opening for trading on January 4, 2011 under the new stock symbol “GNMTD”.  The “D” will be removed 20 business days from January 4, 2011.  Our new CUSIP number is 370304 305.

Item 9.01	Financial Statements and Exhibits
3.01	Certificate of Amendment

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL METALS CORPORATION
/s/ Daniel J. Forbush
Daniel J. Forbush
Chief Financial Officer, Secretary and Director

Date: January 4, 2010